Exhibit 99.1

Safe & Green Holdings Corp. Signs Letter of Intent to Acquire Giant Containers Inc.

Strategic acquisition would position Safe & Green to expand modular infrastructure capabilities and capture high-value project pipeline

MIAMI, FL, June 2, 2025 (GLOBE NEWSWIRE) -- Safe & Green Holdings Corp. (NASDAQ: SGBX) (“Safe & Green Holdings” or the “Company”), a leading designer and fabricator of modular structures, and a developer of diversified platforms that advance critical infrastructure through sustainable innovation, announces the signing of a non-binding Letter of Intent (“LOI”) to acquire Giant Containers Inc., a recognized leader in modular, container-based infrastructure solutions.

Under the terms of the LOI, Safe & Green will acquire 100% of the issued and outstanding shares of Giant Containers. The transaction also includes the appointment of Giant’s CEO, Daniel Kroft, as Vice President of Business Development at Safe & Green.

Giant Containers is a global developer of custom modular shipping container structures, trusted by some of the world’s most iconic brands and institutions including Tesla, Nike, General Motors, and Yale University. With years of experience serving the residential, commercial, industrial, and government sectors, Giant Containers has earned a reputation for award-winning, high-quality craftsmanship, cutting-edge design, and sustainable construction practices.

Giant currently has more than $6.8 million in active projects under contract. As part of the transaction, Safe & Green will assume these projects and client relationships, and will serve as the primary manufacturing arm for these and future projects post-closing.

Giant’s pipeline of projects includes commercial, residential, and industrial builds across North America, with clients such as Live Nation, Houston Airport, and GCT Deltaport, among others.

Safe & Green Chairman and CEO Mike McLaren commented, “This strategic acquisition directly supports our mission to transform critical infrastructure through modular, ESG-aligned solutions. Giant brings a robust portfolio of current and upcoming projects, a strong pipeline of repeat clients, and deep expertise in modular construction. Additionally, bolstering our executive team with Daniel Kroft with his industry experience and entrepreneurial leadership will be instrumental in driving future growth as we strengthen our commitment to building long-term shareholder value.”

The proposed acquisition remains subject to customary conditions, including satisfactory due diligence, final negotiation and execution of definitive agreements, board approvals, and any necessary regulatory approvals. Final terms in the definitive agreements are subject to change from the LOI, closing is anticipated on or before June 15, 2025.

About Safe & Green Holdings Corp.

Safe & Green Holdings Corp., a leading modular solutions company, operates under core capabilities which include the development, design, and fabrication of modular structures, meeting the demand for safe and green solutions across various industries. The firm supports third-party and in-house developers, architects, builders, and owners in achieving faster execution, greener construction, and buildings of higher value. For more information, visit https://www.safeandgreenholdings.com/ and follow us at @SGHcorp on Twitter.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the execution of the non-binding letter of intent with Giant Containers, Inc. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully negotiate and execute definitive documents for the acquisition of Giant Containers, Inc., the Company’s ability to successfully fulfill the manufacturing of Giant Container’s projects, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor Relations:

CORE IR
516 222 2560
investors@safeandgreenholdings.com